REVISED SCHEDULE A

To the PARTICIPATION AGREEMENT made the 28th day of August, 2007, by and among Allianz Variable Insurance Products Fund of Funds Trust, Allianz Life Insurance Company of North America, and Allianz Life Financial Services, LLC

FUNDS AVAILABLE UNDER THE CONTRACTS
AZL Fusion Balanced Fund
AZL Fusion Conservative Fund
AZL Fusion Growth Fund
AZL Fusion Moderate Fund
AZL Balanced Index Strategy Fund
AZL Moderate Index Strategy Fund
AZL Allianz Global Investors Select Fund


SEPARATE ACCOUNTS UTILIZING THE FUNDS
Allianz Life Variable Account B


CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

ALLIANZ LIFE VARIABLE ACCOUNT B:
Allianz Alterity
Allianz Custom Income
Allianz Elite
Allianz High Five
Allianz High Five Bonus
Allianz High Five L
Allianz Rewards
Allianz Valuemark II
Allianz Valuemark III
Allianz Valuemark IV
Allianz Valuemark Income Plus
Allianz Vision
USAllianz Charter II

Acknowledged:



ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS
 By:  /s/ Jeffrey Kletti
 Name:  Jeffrey Kletti
 Title: President

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By:  /s/ Jeffrey Kletti
Name:  Jeffrey Kletti
Title: Vice President, Investments

ALLIANZ LIFE FINANCIAL SERVICES, LLC

By:   /s/ Robert DeChellis
Name:  Robert DeChellis
Title:  President





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                                                            Updated:  10/26/2009